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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 14, 1997



                            ADOBE SYSTEMS INCORPORATED
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)



   Delaware                         33-6885                     77-0019522
--------------------------------------------------------------------------------
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



  345 Park Avenue, San Jose, California                               95110-2704
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number,
including area code:                                              (408) 536-6000
                                                                  --------------


         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                     This Current Report contains ___ pages.

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ITEM 5.  OTHER EVENTS.

     In connection with the Company's recent reincorporation in the State of Delaware, on May 30, 1997, the Company amended its Rights Agreement, dated as of July 11, 1990, as amended by the Amended and Restated Rights Agreement (the "First Amended and Restated Rights Agreement") dated as of April 10, 1996, by entering into the Second Amended and Restated Rights Agreement, dated as of August 14, 1997, with Harris Trust Company of California (the "Second Amended and Restated Rights Agreement"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Second Amended and Restated Rights Agreement which is attached to this Current Report as an exhibit. The Company also amended its Bylaws (i) to change an advance notice requirement for stockholder proposals to be brought before an annual meeting of stockholders and (ii) to provide for the ability to delegate certain functions of the Chief Financial Officer to a Vice President Finance.

     In general, the First Amended and Restated Rights Agreement has been amended as follows:

     1. The exercise threshold of the Rights under the Second Amended and Restated Rights Agreement has been lowered to 15% from 20%. The Rights are now exercisable if any person or group acquires beneficial ownership of 15% or more of the Company's outstanding Common Stock (a "Flip-In Event").

     2. The Rights now entitle the holder, subject to the terms of the Second Amended and Restated Rights Agreement, to purchase from the Company one one-thousandth of a share (a "Unit") of Series A Preferred Stock, par value $.0001 per share (the "Preferred Stock"), at a Purchase Price of $115 per Unit, subject to adjustment.

     3. The exchange provisions of Section 24 have been amended to provide that the Board of Directors, at its option and under certain circumstances, may exchange each Right for (i) one Unit of Preferred Stock or (ii) such number of Units of Preferred Stock as will equal (x) the difference between the aggregate market price of the number of Units of Preferred Stock to be received upon a Flip-In Event and the Purchase Price divided by (y) the current market price per Unit of Preferred Stock upon the Flip-In Event.

     4. The concurrence of a majority of the Continuing Directors then in office is required under the Second Amended and Restated Rights Agreement to give effect to any action, calculation, interpretation or determination made by the Board of Directors of the Company in the administration of the Second Amended and Restated Rights Agreement and the exercise of the rights or powers granted to the Board of Directors of the Company pursuant to the Second Amended and Restated Rights Agreement and no effect shall be given


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to any such action, calculation, interpretation, determination or exercise of rights or powers unless at least two Continuing Directors are then in office.

       In general, the advance notice requirement of the Bylaws has been amended to require that a notice of any stockholder proposals to be brought before an annual meeting of stockholders must be given to the Company not later than 120 days prior to the date that the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting. In addition, the Bylaws have been amended to provide for the ability to delegate certain functions of the Chief Financial Officer to a Vice President Finance.

     A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.2 and is incorporated herein by reference, and a copy of the Second Amended and Restated Rights Agreement is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing description of the changes to Bylaws and the First Amended and Restated Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws and the Second Amended Restated Rights Agreement, respectively.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     Item 7 is hereby amended by adding the following exhibits attached hereto:

     3.2  Amended and Restated Bylaws.

     4. Second Amended and Restated Rights Agreement dated as of August 14, 1997 between the Company and Harris Trust Company of California.


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                                   SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Adobe Systems Incorporated
                                   (Registrant)


                              By:  /s/ Colleen M. Pouliot
                                   -------------------------------------------
                                   Colleen M. Pouliot
                                   Vice President, General
                                   Counsel and Secretary

                              Dated:  August 14, 1997

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                                  EXHIBIT INDEX


Exhibit No.              Description
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3.2                      Amended and Restated Bylaws.

4 Second Amended and Restated Rights Agreement, dated as of August 14, 1997, between the Company and Harris Trust Company of California.